EXHIBIT 5

May 20, 2022

USA Truck, Inc.

3200 Industrial Park Road

Van Buren, Arkansas 72956

Re:Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to USA Truck, Inc., a Delaware corporation (the "Company"), in connection with its preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about the date hereof. The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of an additional 250,000 authorized and unissued shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued pursuant to awards under the Company's 2014 Omnibus Incentive Plan, as amended by the first, second and third amendments (the "Plan").

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5).  We are rendering this opinion as of the time the Registration Statement becomes effective, which Registration Statement became automatically effective upon filing with the Commission pursuant to Rule 462(a) under the Securities Act.

In rendering the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement; (b) the Restated and Amended Certificate of Incorporation of the Company; (c) the Bylaws of the Company; (d) certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement; (e) the Plan; and (f) such other documents, records, certificates, and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have relied upon statements and representations of officers and other representatives of the Company as to factual matters.

In our examination of the aforesaid documents, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, the conformity to authentic original documents of all documents submitted to us as copies, and that the Company will have sufficient authorized and unissued shares of Common Stock available with respect to any shares of Common Stock issued pursuant to awards under the Plan after the date of this letter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the internal laws of the State of Delaware and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Based upon, subject to, and limited by the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the additional 250,000 shares of Common Stock that may be issued pursuant to awards under the Plan are duly authorized shares of Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid, and nonassessable.

Our opinion represents the reasoned judgment of Scudder Law Firm, P.C., L.L.O., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this opinion and consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SCUDDER LAW FIRM, P.C., L.L.O.
SCUDDER LAW FIRM, P.C., L.L.O.
By:	Heidi Hornung-Scherr
Principal